EXHIBIT A

NATIONAL FUEL EXPLORATION CORP.

INCOME STATEMENT

PERIOD ENDING MARCH 31, 2003

(Unaudited)

Operating Revenue:
  Gas Sales                                                    -
  Other Operating Revenue                            $31,878,302
                                                  ---------------
Operating Revenue                                    $31,878,302
                                                  ---------------

Operating Expenses:
  Purchased Gas Sold                                           -
  Fuel For Generation                                          -
  Operation Expenses                                  $7,851,045
  Intercompany Operating Expense                               -
  Maintenance Expenses                                         -
  Property, Franchise & Other Taxes                   $1,935,906
  Depreciation, Depletion & Amortization              $7,379,258
  Impairment of O&G                                            -
  Federal Income Taxes                                  $181,555
  State Income Taxes                                           -
  Deferred Inc Tax-Net                                $2,033,623
  Invest Tax Cr Adjust                                         -
                                                  ---------------
Operating Expenses                                   $19,381,388
                                                  ---------------
Operating Income / (Loss)                            $12,496,915
                                                  ---------------

Other Income:
  Unremitted earnings of Subsidiaries                          -
  Dividends from Subsidiaries                                  -
  Intercompany Interest Income                                 -
  Income/(Loss) from Unconsol. Subs.                           -
  Miscellaneous Income                                         -
  Investment Tax Credit                                        -
  Other Interest Income                                        -
  AFUDC                                                        -
  Appliance & Jobbing                                          -
                                                  ---------------
  Other Income/ (Loss)                                         -

Income Before Interest Charges                       $12,496,915
                                                  ---------------

Interest Charges:
  Interest Charges on L/T Debt                                 -
  Intercompany Interest Expense                       $3,831,979
  Other Interest Expenses                                $98,985
  ABFUDC                                                       -
                                                  ---------------
  Interest Charges                                    $3,930,964
                                                  ---------------

Minority Interest in Foreign Subs                              -
                                                  ---------------

Income Before Cumulative Effect                       $8,565,951
                                                  ---------------

Cumulative Effect of Change in Accounting                      -

Net Income / (Loss)                                   $8,565,951
                                                  ===============

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2002 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarters ended December 31, 2002 and March 31, 2003.